Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261445 on Form S-3ASR and Registration Statement Nos. 333-251343, 333-251344 and 333-251345 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Apartment Income REIT Corp. and the effectiveness of Apartment Income REIT Corp.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE AND TOUCHE LLP

Denver, Colorado

March 1, 2022